UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2026, Edgemode, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company sold the Investor an original issue discount convertible promissory note in the principal amount of up to $1,150,000 (the “Promissory Note”) for which the Company will receive net proceeds of up to $1,000,000. As of the date of this report, pursuant to the Purchase Agreement and Promissory Note, the Company has received net proceeds totaling $625,000. The Company has used such proceeds to satisfy certain promissory notes in the aggregate amount of approximately $328,000 and amounts payable to Blackberry AIF totaling $225,000 in connection with that certain Joint Venture Agreement by and between the Company and Blackberry AIF effective January 22, 2026. Additionally, pursuant to the Purchase Agreement, as consideration for the purchase of the Promissory Note, the Company also agreed to issue 200,000,000 restricted shares of the Company’s common stock to the Investor.

The Promissory Note bears an interest rate of 12%, which shall be applied to the principal on the issuance date, and is due and payable in a lump-sum payment of up to $138,000 on the maturity date of December 31, 2027. The Promissory Note is convertible into common stock of the Company at any time after the 180th daily anniversary of the Promissory Note or at any time following an event of default. The conversion price shall be 70% of the lowest trading price of the Company’s common stock at closing during the 10 trading days prior to the conversion date.

The Promissory Note provides for standard and customary events of default such as failing to timely make payments under the Promissory Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934 reporting requirements and the cessation of operations. At no time may the Promissory Note be converted into shares of the Company’s common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 9.99% of the then outstanding shares of the Company’s common stock.

The Promissory Note was and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The description of the Purchase Agreement and the Promissory Note are not complete and are qualified in their entirety by the full text of the Purchase Agreement and the Promissory Note, filed herewith as Exhibits 10.1 and 10.2 which are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement between Edgemode, Inc. and ClearThink Capital Partners, LLC dated July 9, 2026
10.2	Promissory Note issued by Edgemode, Inc. in favor of ClearThink Capital Partners, LLC dated July 9, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: August 21, 2026	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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